Exhibit 99.6

SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

reviewed Financial statements

june 30, 2015 and december 31, 2014

(STATED IN U.S. DOLLARS)

SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    Board of Directors and Owners of

          Shenzhen Qianhai Exce-card Company Limited

We have reviewed the condensed balance sheet of Shenzhen Qianhai Exce-card Company Limited as of June 30, 2015, and the related condensed statements of operations and comprehensive income for the three-month and six-month periods ended June 30, 2015 and 2014, and condensed statements of cash flows for the six-month periods then ended. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Shenzhen Qianhai Exce-card Company Limited as of December 31, 2014, and the related statements of operations, comprehensive loss, owners’ equity, and cash flows for the year then ended (not presented herein); and in our report dated September 16, 2015, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2014 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

San Mateo, California	WWC, P.C.
October 14, 2015	Certified Public Accountants

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

UNAUDITED CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

	2015	2014

ASSETS
Current assets
Cash and cash equivalents	$1,236	$71,205
Accounts and other receivables, net	477,892	325,811
Due from related parties	1,642,360	1,629,062
Total current assets	2,121,488	2,026,078

Property, plant and equipment, net	24,936	29,146
Intangible asset	1,412
TOTAL ASSETS	$2,147,836	$2,055,224

LIABILITIES AND EQUITY
Current liabilities
Accounts and other payables	255,914	315,747
Taxes payable	7,556	2,023
Other payable	4,003
Due to related parties	554,196	331,408
Accrued liabilities	29,384	29,145
Total current liabilities	851,053	678,323

TOTAL LIABILITIES	851,053	678,323

COMMITMENTS AND CONTINGENCIES

EQUITY STOCKHOLDERS' EQUITY
Registered capital	1,629,062	1,629,062
Accumulated deficit	(342,967)	(251,968)
Accumulated other comprehensive loss	10,688	(193)
TOTAL STOCKHOLDERS' EQUITY	1,296,783	1,376,901

TOTAL LIABILITIES AND EQUITY	$2,147,836	$2,055,224

See Accompanying Notes to the Financial Statements and Accountant’s Report

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 2015 AND 2014

(STATED IN US DOLLARS)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net revenues	$162,003	$-	$162,003	$-
Cost of sales	5,443	-	5,443	-
Gross profit	156,560	-	156,560	-

General and administrative expenses	106,474	105	247,584	150

Income/(Loss) from operations	50,086	(105)	(91,024)	(150)

Other income
Interest income	3	103	26	103
Other income, net	3	103	26	103

Income/(Loss) before income taxes	50,089	(2)	(90,998)	(47)

Income taxes	-	-	-	-

Net income/(loss)	$50,089	$(2)	$(90,998)	$(47)

Other comprehensive income/(loss):
Foreign currency translation gain	4,871	-	10,881	-
Comprehensive income/(loss)	$54,960	$(2)	$(80,117)	$(47)

See Accompanying Notes to the Financial Statements and Accountant’s Report

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

UNAUDITED STATEMENTS OF CASH FLOWS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2015 AND 2014

(STATED IN US DOLLARS)

	2015	2014

Cash flows from operating activities:
Net loss	$(90,998)	$(47)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation expense	4,904	-
Increase in accounts receivable	(147,232)	-
Increase in other receivable	(1,601)	-
Increase in amounts due from related parties	-	(1,628,744)
Decrease in accounts payable	(62,165)	-
Increase in other payable	3,988
Increase in amounts due to related parties	219,218	1,140
Increase in taxes payable	5,494	-
Net cash used in operating activities	(68,392)	(1,627,651)

Cash flows from investing activities:
Purchases of equipment	(474)	-
Purchase of intangible asset	(1,407)	-
Net cash used in investing activities	(1,881)	-

Cash flows from financing activities:
Paid-up capital	-	1,628,744
Net cash provided by financing activities	-	1,628,744

Net (decrease)/increase in cash and cash equivalents	(70,273)	1,093

Effect of exchange rate changes on cash & cash equivalents	304	(2)

Cash and cash equivalents, beginning of period	71,205	-

Cash and cash equivalents, end of period	$1,236	$1,091

SUPPLEMENTARY DISCLOSURES:
Interest received	$26	$-
Interest paid	$-	$-
Income tax paid	$-	$-

See Accompanying Notes to the Financial Statements and Accountant’s Report

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

1.	ORGANIZATION AND PRINCIAL ACTIVIITES

Business

Shenzhen Qianhai Exce-Card Technology Company Limited (“the Company”) is a limited company incorporated on November 11, 2013 in Shenzhen, People’s Republic of China (“PRC”). The Company is in the business of design, development, and proliferation of next generation debit and credit cards for financial institutions employing innovative secured encryption technology transmitted via audio wave technology; the Company has partnered with China Union Pay and China Construction Bank under a pilot program to develop and market to the to end using bank customers and business operators to adopt these next generation of cards by developing point of sale and commercial interfaces via software and other solutions to generate demand for these cards as a value-added alternative to current generation debit and credit cards. The Company is owned by the following shareholders Bao, Shanshan, in 100%, respectively. The Company has registered and paid up capital of RMB 10 million. The Company is a development stage company with revenues derived from peripheral non-recurring services. The Company has determined that its products are commercially viable indicated by its strategic partnership with China Union Pay and China Construction Bank.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

(b)	Economic and Political Risks

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.

(c)	Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.  As of June 30, 2015 and December 31, 2014, cash and cash equivalents were mainly denominated in RMB and were placed with banks in the PRC.  These cash and cash equivalents may not be freely convertible into foreign currencies and the remittance of these funds out of the PRC may be subjected to exchange control restrictions imposed by the PRC government.

(e)	Accounts and Other Receivables

Accounts and other receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when recovery of the full amount is doubtful.

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

(f)	Inventories

Inventories are stated at the lower of cost or market value. Cost is computed using specific cost method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions.

(g)	Accounting for Impairment of Long-Lived Assets

The Company adopts Accounting Standards Codification (“ASC”) 360, “Accounting for the Impairment or Disposal of Long-Live Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360 which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the reporting periods, there was no impairment loss.

(h)	Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104, included in the Codification as ASC 605, Revenue Recognition. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied, would be recorded as unearned revenue.

Revenue reported is net of value-added tax and sales discounts.

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

(i)	Cost of Sales

The Company’s cost of sales is comprised of the inbound acquisition cost of packaged finished goods for resale and business taxes recognized upon sales of goods.

(j)	Selling Expenses

Selling expenses are comprised of salaries for the sales force, client entertainment, commissions, advertising, and travel and lodging expenses.

(k)	General & Administrative Expenses

General and administrative expenses include executive compensation, general overhead such as the finance department and administrative staff, depreciation, office rental and utilities.

(l)	Advertising

The Company expensed all advertising costs as incurred.

(m)	Foreign Currency Translation

The Company maintains its financial statements in the functional currencies on Chinese Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net loss but are included in foreign exchange adjustment to other comprehensive loss, a component of stockholders’ equity.

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

Exchange Rates	6/30/2015	3/31/2015	12/31/2014	6/30/2014	3/31/2014
Period end RMB : US$ exchangrate	6.0888	6.1091	6.1385	6.1552	6.1619
Average period RMB:US$	6.1128	6.1358	6.1432	6.1397	6.1156

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(n)	Income Taxes

The Company adopts SFAS No. 109, Accounting for Income Taxes, included in the Codification as ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), included in the Codification as ASC 740, Income Taxes. The topic addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

(o)	Statutory Reserve

Statutory reserve refers to the amount appropriated from the net income in accordance with PRC laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until the reserve reaches a maximum equal to 50% of the enterprise’s registered capital.

(p)	Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

The Company's financial instruments include cash and equivalents, accounts receivable, and accounts payable. Cash and cash equivalents consist deposits financial institutions with original maturities of three months or less. Management estimates the carrying amounts of the non-related party financial instruments approximate their fair values due to their short-term nature.

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

(q)	Other Comprehensive Income

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars ("USD" or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income.

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except for changes in paid-in capital and distributions to stockholders due to investments by stockholders.

(r)	Unaudited Interim Financial Information

These unaudited interim condensed financial statements have been prepared in accordance with GAAP for interim financial reporting and the rules and regulations of the Securities and Exchange Commission that permit reduced disclosure for interim periods. Therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented have been made. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 2015.

The balance sheets and certain comparative information as of December 31, 2014 are derived from the audited financial statements and related notes for the year ended December 31, 2014 (“2014 Annual Financial Statements. These unaudited interim financial statements should be read in conjunction with the 2014 Annual Financial Statements.

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

(s)	Recent Accounting Pronouncements

In January 2015, The FASB issued ASU No. 2015-01, “Income Statement— Extraordinary and Unusual Items (Subtopic 225-20)”.This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item. Paragraph 225-20-45-2 contains the following criteria that must both be met for extraordinary classification:

1.	Unusual nature. The underlying event or transaction should possess a high degree of abnormality and be of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of the entity, taking into account the environment in which the entity operates.

2.	Infrequency of occurrence. The underlying event or transaction should be of a type that would not reasonably be expected to recur in the foreseeable future, taking into account the environment in which the entity operates.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The Company adopted ASU No. 2015-01 prospectively and has applied it to the presentation of the financial statements.

As of June 30, 2015, there are no other recently issued accounting standards not yet adopted that would or could have a material effect on the Company’s consolidated financial statements.

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

(s)	Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

3.	ACCOUNTS AND OTHER RECEIVABLES

Accounts receivable and other receivables consisted of the following as of June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014

Accounts receivable	$147,812	$-
Other receivables	330,080	325,811
Less: Allowance for doubtful accounts	-	-
Accounts and other receivable, net	$477,892	$325,811

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

4.	DUE FROM RELATED PARTIES

Due from related parties consisted of the following as of June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014

Due from Xiang, Zuyue	$1,642,360	$1,629,062
	$1,642,360	$1,629,062

The amount due from Xiang, Zuyue is unsecured and does not bear interest. The Company has not determined a specific due for when the amount is to be repaid. Xiang, Zuyue is the Chief Executive Officer of the Company. Management believes this amount is recoverable.

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of December 31, 2014 and 2013:

	Estimated
	Useful Lives	2015	2014

Machinery equipment	3-5 years	$29,860	$29,146
less: Accumulated depreciation		(4,924)	-
Property, plant and equipment, net		$24,936	$29,146

The depreciation expenses for the six-month periods ended June 30, 2015 was $4.924. There was no depreciation expense for the year ended December 31, 2014.

6.	INCOME TAX

The Company was incorporated in PRC and all its operations are in the PRC. The corporate income tax rate is 25%. The Company generated net losses from its operations in the PRC for the six-month periods ended June 30, 2015 and 2014, and no income tax provision has been recorded for the periods then ended. The Company did not recognize any deferred tax assets as results of operating losses because the Company is uncertain when the Company will generate profits to utilize such potential deferred tax assets.

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SHENZHEN QIANHAI EXCE-CARD COMPANY LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014

(STATED IN US DOLLARS)

7.	OTHER COMPREHENSIVE INCOME

Balance of related after-tax components comprising accumulated other comprehensive income included in stockholders’ equity as of June 30, 2015 and December 31, 2014 were as follows:

	2015	2014

Accumulated other comprehensive loss, beginning of period	$(193)	$-
Cumulative translation adjustment	10,881	(193)
Accumulated other comprehensive loss, end of period	$10,688	$(193)

8.	CONCENTRATION OF RISK

As of the date of this report, the Company had a single customer.

As of the date of this report, the Company had a single supplier for all of its equipment and intangible asset.

As of the date of this report, the Company had a single supplier located in France for certain critical components to its card product. Should the Company be unable to retain this supplier, it could be adversely material impact the Company’s financial position and future results of operations.

9.	SUBSEQUENT EVENT

Change in ownership

On January 28, 2015, the Company’s entire ownership was transferred from Bao, Shanshan to Xiang, Zuyue for a consideration of RMB 10,000,000 (approximate US $ 1,629,062). Simultaneously, Xiang, Zuyue transferred 40% of ownership to Li, Na for a consideration of RMB 4,000,000 (approximately US $651,625).

On July 24, 2015, the Company’s entire ownership was transferred collectively from Xiang, Zuyue and Li, Na to Guangzhou Yuzhi Information Technology Co. Ltd. for a consideration of RMB 10,000,000 (approximately US $ 1,629,062).

Establishment of subsidiary

On March 16, 2015, the Company incorporated a Chinese limited liability company, Guangzhou Rongsheng Information Technology Co. Ltd. (“Rongsheng”) as its wholly-owned subsidiary. Rongsheng has an authorized capital of RMB 1,000,000. As of the date of this report, Rongsheng has not been capitalized.

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